Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES REMARKETING OF FINANCE AUTHORITY OF MAINE SOLID WASTE DISPOSAL REVENUE BONDS
July 17, 2025
RUTLAND, Vermont, July 17, 2025 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has commenced the remarketing of $29.0 million aggregate principal amount of Finance Authority of Maine (the “Issuer”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015R-1 issued on August 27, 2015 and Series 2015R-2 issued on April 2, 2018 (collectively, the “Bonds”). The Bonds were originally issued in the aggregate principal amount of $30.0 million. It is expected that $1.0 million of the aggregate principal amount of Bonds will be redeemed by Casella on August 1, 2025, and the remaining $29.0 million of the aggregate principal amount of Bonds (the “Remarketed Bonds”) will be remarketed on such date.
The Bonds have a final maturity of August 1, 2035. Pursuant to the indenture under which the Bonds were offered (the “Indenture”), the interest rate periods under which the Bonds were previously issued are expiring on July 31, 2025, and accordingly, Casella expects that the Remarketed Bonds will be subject to mandatory tender and will be remarketed on August 1, 2025 at a new interest rate for a new interest rate period commencing on August 1, 2025. The Bonds have been guaranteed by substantially all of Casella’s subsidiaries, as required pursuant to the terms of the loan agreement pursuant to which the Issuer loaned the proceeds of the Bonds to Casella. The Bonds are not a general obligation of the Issuer and do not constitute an indebtedness of or a charge against the general credit of the Issuer. The Bonds are not a debt of the State of Maine and are payable solely from amounts received from Casella under the terms of the Indenture. The remarketing and redemption is expected to become effective on August 1, 2025, and the Remarketed Bonds are anticipated to be sold and designated as a single bond identified as Series 2015R-3.
The Remarketed Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The interest rate period, interest rate and timing of the remarketing of the Remarketed Bonds will depend upon market conditions and other factors, and there can be no assurance that the remarketing or redemption will be completed. The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Safe Harbor Statement
Certain matters discussed in this press release, including, among others, the statements regarding the remarketing of the Remarketed Bonds, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that the remarketing or redemption of the Bonds will be completed, that the Bond proceeds will be available or applied as expected or that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the remarketing of the Remarketed Bonds, the receipt of all necessary consents and the satisfaction of all other closing conditions with respect to the remarketing of the Remarketed Bonds, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the fiscal year ended December 31, 2024 and in other filings that Casella periodically makes with the Securities and Exchange Commission. There can be no assurance that Casella will be able to complete the remarketing or redemption of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Contact
Investors:
Brian Butler
Vice President of Investor Relations
(802) 855-4070
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com